THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                   (UNAUDITED)
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
                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                          SEPTEMBER 30,           SEPTEMBER 30,
                                     ----------------------   ---------------------
                                       1998          1997       1998        1997
                                       ----          ----       ----        ----
Common shares outstanding
  beginning of period                7,927,085    7,854,985   7,905,523   7,757,329

Effect of Weighting Shares:
  Employee stock options exercised      14,446       19,443      15,203      76,348
  Purchase of treasury stock          (285,680)          --     (96,273)         --
  Issue of treasury stock                   --           --       2,004          --
                                    ----------   ----------  ----------  ----------

Basic                                7,655,851    7,874,428   7,826,457   7,833,677
                                    ==========   ==========  ==========  ==========
Common shares outstanding
 beginning of period                 7,927,085    7,854,985   7,905,523   7,757,329

Effect of Weighting Shares:
  Employee stock options exercised      14,446       19,443      15,203      76,349
  Employee stock options outstanding        --      306,983     194,815     277,462
  Purchase of treasury stock          (285,680)          --     (96,273)         --
  Issue of treasury stock                   --           --       2,004          --
                                    ----------   ----------  ----------  ----------

Diluted                              7,655,851    8,181,411   8,021,272   8,111,140
                                    ==========   ==========  ==========  ==========

Net income (loss)                   $ (403,000)  $1,528,000  $1,715,000  $3,357,000
                                    ==========   ==========  ==========  ==========

NET INCOME (LOSS) PER COMMON
  SHARES:

Net income (loss) per share
      Basic                         $    (0.05)  $     0.19  $     0.22  $     0.43
                                    ==========   ==========  ==========  ==========
      Diluted                       $    (0.05)  $     0.19  $     0.21  $     0.41
                                    ==========   ==========  ==========  ==========
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